MINERAL CLAIM PURCHASE AGREEMENT

THIS AGREEMENT is made the 1st day of June 2016.

BETWEEN:

PLATEAU VENTURES LLC., a company incorporated to the laws of the state of Utah and having an address at: 2250 Old City Park Road, Moab, Utah, USA, 84532

(the "Vendor")

AND:

OROPLATA RESOURCES, INC., a Nevada corporation, having an address at: 11209 Brock Way Rd, Suite 302, Truckee California, 96161

(the "Purchaser")

WHEREAS,

A.

The Vendor is the beneficial holder of the Railroad Valley mineral claims, described and illustrated in Schedule “A” attached hereto (hereinafter referred to as the “Property”), located in the Western Nevada Basin of Nye county, Nevada that contains five hundred (500) 20 acre mineral claims that cover multiple historic oil & gas drill holes that are prospective for lithium.

B.

The Vendor has agreed to sell and the Purchaser has agreed to purchase the Property in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

(a)

“Closing Date” means that date which is no later than five (5) business days following the date of receipt of this fully endorsed legally binding contract.;

(b)

"Parties" means the parties to this Agreement consisting of Plateau Ventures LLC and Oroplata Resources, Inc. (“ORRP”); and

(c)

"Purchase Price" mean the consideration specified in Section 3 herein for the purchase of the Property by the Purchaser;

2.

Representations and Warranties of the Purchaser and the Vendor

2.1

The Purchaser hereby represents and warrants to the Vendor as follows:

(a)

it has been duly continued under the laws of the state of Nevada and validly exists as a corporation in good standing under the laws of the state of Nevada;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it;

(c)

there is no provision in its memorandum or articles or equivalent constituent documents, and no provision in an existing mortgage, indenture, guarantee, contract or agreement binding on it, and no provision in any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to it, which would be contravened by its execution, delivery or performance of this Agreement, and it is not in default under such mortgage, indenture, guarantee, contract or agreement or in violation of any such statute, rule, regulation, judgment, decree, order, franchise or permit; and

(d)

no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings relating to the dissolution or winding up of it or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent persons.

2.2

The representations and warranties contained in subsection 2.1 are provided for the exclusive benefit of the Vendor and the representations and warranties contained in that subsection shall survive the execution hereof.

2.3

The Vendor hereby represents and warrant to the Purchaser as follows:

(a)

the Property, as described in Schedule "A", is 100% owned by the Vendor, free and clear of all liens, charges and encumbrances;

(b)

to the best knowledge of the Vendor, there is no adverse claim or challenge to the Vendor’s title to the Property nor, to the knowledge of the Vendor, is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase its interest in the Property or any portion thereof and no person has any royalty or other interest whatsoever in production from the Property;

(c)

the Vendor has the full right, title, capacity and authority to enter into this Agreement with the Purchaser; and

(d)

the mineral claims comprising the Property have been properly staked and are recorded in the State of Nevada, USA in the name of the Vendor.

2.4

The representations and warranties contained in subsection 2.3 are provided for the exclusive benefit of the Purchaser and the representations and warranties contained in that subsection shall survive the execution hereof.

3.

Purchase Price

3.1

On or before June 15, 2016, Vendor, and/or its designee(s), shall receive sixteen million (16,000,000) shares of Purchaser’s common stock (the “Shares”). The Shares shall be deemed fully paid and non-assessable, and issued in compliance with all applicable federal and state securities laws. The Vendor will have the same privileges and rights as all other holders of Purchaser common stock. Vendor acknowledges that the stock evidencing the shares shall bear a legend indicating that the shares have not been registered under the Securities Act of 1933, as amended, and are restricted securities for purposes of U.S. federal securities laws. The shares of Purchaser common stock being issued to Vendor may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act and that there is an applicable exemption under the Act. Purchaser shall not unreasonably delay, interfere with or hinder Vendor’ request to remove any restrictive legend associated with the shares so long as such request is in compliance with U.S. federal securities laws.

3.2

On or before June 30, 2016, the Purchaser shall pay to Vendor a total of one hundred thousand dollars ($100,000);

3.3

the Purchaser will pay a production royalty equal to two percent (2%) of the Net Smelter Returns (“NSR”) from the production or sale of Minerals from the Property. Purchaser shall pay the Royalty within one (1) month after the last day of each month during which Purchaser sells or ships any Minerals or products of Minerals produced from the Property. Purchaser shall have the option to purchase a portion of the Royalty representing one percent (1%) of the NSR for one million dollars ($1,000,000). Purchaser may exercise its option to purchase such part of the Royalty at any time prior to the commencement of commercial production on the Property.

3.4

All payments by Purchaser to Vendor shall be paid by check or wire transfers delivered to Vendor at its address or by wire transfer to an account designated by the Vendor. All payments and sums referred to in this Agreement shall be in United States currency.

4.

Registration and Transfer of Property

4.1

Upon receipt of the Shares set forth in 3.1 above, the Vendor shall deliver to the Purchaser such transfer documents (hereinafter referred to as the "Property Transfer Documents") as the Purchaser or its counsel may reasonably deem necessary to assign, transfer and assure to the Purchaser, good, safe, holding and marketable title to the Property.

4.2

The Purchaser shall be entitled to record all Property transfer documents contemplated hereby at its own cost with the appropriate government office to effect legal transfer of the Property into the name of the Purchaser.

4.3

The Vendor will assemble and facilitate all legal documentation and submission of property transfer forms and the Purchaser will incur all costs associated with recording and filing the transfer documents.

5.

Option

5.1

For a period of one year from the date of this Agreement, the Vendor grants to Purchaser an option to acquire up to 600 additional claims in the Railroad Valley area on the same terms and conditions set forth herein.

6.

Expenses

6.1

It is understood by the Purchaser that for registration of the Claims, Purchaser will be required on or before July 31, 2016, to make a payment of seventy-seven thousand, five hundred dollars ($77,500), or $155 per claim, to the US Bureau of Land Management.

7.

General

7.1

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

7.2

The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

7.3

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be consent to or a waiver of any other breach or default.

7.4

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Property.

7.5

It is hereby acknowledged by each of the Vendor and the Purchaser that each of the parties to this Agreement has obtained independent legal advice with respect to this Agreement.

7.6

This Agreement shall be construed in accordance with the laws in force from time to time in the State of Nevada.

7.7

This Agreement shall ensure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Vendor has hereunto set their hands, and the corporate seal of the Purchaser has hereunto been affixed in the presence of its duly authorized officers in that behalf, as of the day and year first above written.

PLATEAU VENTURES LLC.

/s/ Gavin Harrison

_____________________________________

Gavin Harrison, Managing Member

OROPLATA RESOURCES, INC. (“ORRP”)

/s/ Craig Alford

______________________________________

Craig Alford, CEO

Schedule “A” - Claims Location Map

*Map shows 1250 claims total Area of Interest

1250 Claims to fill Orange Area
Private Lands
& Minerals

Railroad Valley Claims Description

The Railroad Valley is similar to Clayton Valley whereas it has lithium rich volcanic sediments within a large playa. (This valley is about 150km east of Clayton Valley). During the last ice age, glacier melt fed waters into a closed basin, leaching the lithium from beds and concentrating them in the playa. In 2008, several samples collected from the surface of the play resulted in lithium as high as 247 PPM. Only the surface of the playa was tested and never drilled and showed remarkable lithium anomalies. There remains a significant potential for deeply buried lithium brines on this ground. Further, currently in Railroad Valley, there are several producing oil wells. It is assumed that there are likely seismic data or other proprietary data related the oil exploration that could assist in brine exploration and could aid in the significant discovery of lithium contained in brines at depth.